Exhibit 99.2

Kopin Corporation Announces Pricing of $27 Million Public Offering of Common Stock and Pre-Funded Warrants

WESTBOROUGH, Mass. – September 20, 2024 - Kopin Corporation (NASDAQ: KOPN) (“Kopin”) a leading provider of application-specific optical systems and high-performance microdisplays for defense, enterprise, industrial, consumer and medical products, announced that it has priced a public offering of 37,550,000 shares of common stock at a public offering price of $0.65 per share. In addition, in lieu of common stock to certain investors, Kopin is offering pre-funded warrants to purchase 4,000,000 shares of its common stock at a purchase price of $0.64 per pre-funded warrant, which equals the public offering price per share of the common stock less the $0.01 exercise price per share of each pre-funded warrant. Aggregate gross proceeds from the offering of common stock and pre-funded warrants will be approximately $27 million, before deducting underwriting discounts and commissions and other offering expenses, and excluding the exercise of any pre-funded warrants. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 6,232,500 shares of common stock at the public offering price, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about September 23, 2024, subject to the satisfaction of customary closing conditions.

Kopin intends to use the net proceeds from the offering to fund general corporate purposes, including working capital, funding internal research & development and neural display, capital expenditures, and any payments related to pending litigation judgements owed or any appeals of the judgements.

Canaccord Genuity is acting as sole book runner and Lake Street Capital Markets is acting as co-manager.

This offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the Securities and Exchange Commission (“SEC”) on September 20, 2024, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. The final prospectus supplement and accompanying base prospectus may also be obtained, when available, by sending a request to: Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, 30th Floor, Boston, MA 02109, (800) 225-6104 or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, and there shall not be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

About Kopin

Kopin Corporation is a leading developer and provider of innovative display, and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules, and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

Follow us on LinkedIn, X and Facebook.

Forward Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to Kopin’s intentions to use the net proceeds from the offering to fund general corporate purposes, including working capital, funding internal research & development and neural display, capital expenditures, and for any payments related to pending litigation judgements or any appeals thereof. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission, or as may be updated or supplemented from time to time by our Securities and Exchange Commission filings.

Contact Information

For Investor Relations

Kopin Corporation

Richard Sneider, Treasurer and Chief Financial Officer

Richard_Sneider@kopin.com

508-870-5959

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

KOPN@mzgroup.us

561-489-5315

Lightspeed PR Contact

Grace Halvorsen

Lightspeed PR/M

Kopin@lightspeedpr.com